EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our auditors’ report dated March 28, 2013 in the Company’s Registration Statement on Form S-1/A Amendment No. 3 pertaining to the Company’s registration of shares of its common stock.  We also consent to the reference to our firm under the caption “Experts” in the Form S-1/A Amendment No. 3.

/s/ “MANNING ELLIOTT LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

June 20, 2013